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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Wolverine Tube, Inc.

      We consent to the incorporation by reference in the registration statements (Nos. 33-73550, 33-73490, 33-87687, 333-67958, 333-67968, 333-67972,
and 333-108003) on Form S-8 of Wolverine Tube, Inc. of our report dated March 10, 2006, with respect to (i) the consolidated balance sheets of Wolverine Tube, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows, for the years then ended and the related financial statement schedule; (ii) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005; and (iii) the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 10-K of Wolverine Tube, Inc.

                                       /s/ KPMG LLP

Birmingham, Alabama
March 15, 2006